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                                                                       EXHIBIT 4

             VOID AFTER 5:00 P.M., NEW YORK TIME ON AUGUST 1, 2001 Warrant to Purchase 1,000,000 Shares of Common Stock

                       _________________________________

                       WARRANT TO PURCHASE COMMON STOCK

                                      OF

                                 D-VINE, LTD.
                       _________________________________


                  THIS WARRANT AND THE SHARES OF COMMON STOCK
                    ISSUABLE PURSUANT TO THIS WARRANT HAVE
             NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                 AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD,
            PLEDGED OR OTHERWISE TRANSFERRED UNLESS PURSUANT TO THE
          REGISTERED UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM
      REGISTRATION PROVISIONS OF REGULATION S PROMULGATED UNDER THE ACT.

      IN ANY EVENT, UNTIL AUGUST 1, 1998 THIS WARRANT AND THE SHARES OF
        COMMON STOCK ISSUED OR TO BE ISSUED UPON EXERCISE THEREOF MAY NOT BE SOLD OR OFFERED FOR SALE BY THE HOLDER OR DELIVERED TO ANY U.S. PERSON OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON.


          IN CONSIDERATION OF $50,000 RECEIVED, D-Vine, Ltd., a Delaware corporation (the "Company"), grants the following rights to Ocean Strategic Holdings Limited, a Guernsey corporation ("Holder"):


                           ARTICLE  1.  DEFINITIONS.
                                        -----------

As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

               (a) "Common Stock" shall mean the common stock, par value $0.01
                    ------------
per share, of the Company.

               (b) "Corporate Office" shall mean the office of the Company (or its successor) at which at any particular time its principal business shall be administered.

               (c) "Exercise Date" shall mean any date upon which the Holder
                    -------------
shall give the Company a Notice of Exercise.
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               (d) "Exercise Price" shall mean the price to be paid to the
                    --------------
Company for each share of Common Stock to be purchased upon exercise of this Warrant in accordance with the terms hereof which shall be $0.01 per share.

               (e) "Expiration Date" shall mean 5:00 p.m. (New  York time) on
                    ---------------
August 1, 2001.

               (f) "Regulation S" shall mean Regulation S as promulgated under
                    ------------
the Act.

               (g) "SEC" shall mean the United States Securities and Exchange
                    ---
Commission.

               (h) "Transfer Agent" shall mean American Securities Transfer, as
                    --------------
the Company's transfer agent, or its authorized successor, as such.

               (i) "Underlying Shares" shall mean the shares of the Common Stock
                    -----------------
issuable upon exercise of the Warrant.


                     ARTICLE  2.  EXERCISE AND AGREEMENTS.
                                  -----------------------

          2.1  Exercise of Warrant.  This Warrant shall entitle Holder to
               -------------------
purchase up to 1,000,000 shares of Common Stock (the "Shares") at the Exercise Price. This Warrant shall be exercisable at any time after August 1, 1998 and from time to time prior to the Expiration Date (the "Exercise Period"). This Warrant and the right to purchase Shares hereunder shall expire and become void at the Expiration Date.

          2.2  Manner of Exercise.
               ------------------

               (a) Holder may exercise this Warrant at any time and from time to time during the Exercise Period, in whole or in part (but not in denominations of fewer than 10,000 Shares, except upon an exercise of this Warrant with respect to the remaining balance of Shares purchasable hereunder at the time of exercise), by delivering to the Escrow Agent (as defined in an escrow agreement dated of the same date between the Company and the Holder) (i) a duly executed Notice of Exercise in substantially the form attached as Appendix 1 hereto and (ii) a bank cashier's or certified check for the aggregate Exercise Price of the Shares being purchased.

               (b) From time to time upon exercise of this Warrant, in whole or part, in accordance with its terms, the Escrow Agent will deliver stock certificates to the Holder representing the number of Shares being purchased pursuant to such exercise, subject to adjustment as described herein.

               (c) Promptly following any exercise of this Warrant, if the Warrant has not been fully exercised and has not expired, the Company will deliver to the Holder a new Warrant for the balance of the Shares covered hereby.

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          2.3  Termination.  All rights of the Holder in this Warrant, to the
               -----------
extent they have not been exercised, shall terminate on the Expiration Date.

          2.4  No Rights Prior to Exercise.  Prior to its exercise pursuant to
               ---------------------------
Section 2.2 above, this Warrant shall not entitle the Holder to any voting or other rights as holder of Shares.

          2.5  Adjustments.  In case of any reclassification, capital
               -----------
reorganization, stock dividend or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization, stock dividend or other change of outstanding shares or Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization, stock dividend or other change, consolidation, merger, sale or conveyance as the Holder would have been entitled to receive had the Holder exercised this Warrant in full immediately before such reclassification, capital reorganization, stock dividend or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2.5. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations, stock dividends and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances. Notwithstanding anything to the contrary contained herein, if the Company shall complete a "reverse split" of its shares into a smaller number of outstanding shares, the number of shares issuable upon exercise of this Warrant, and the Exercise Price, shall remain unchanged.

          2.6  Fractional Shares.  No fractional Shares shall be issuable upon
               -----------------
exercise or conversion of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder the amount computed by multiplying the fractional interest by the closing bid price of a full Share on the date of the Notice of Exercise.

          2.7  Limitation on Exercise.  In no event shall Holder be entitled to
               ----------------------
exercise any portion of this Warrant such that upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates would exceed 9.9% of the outstanding shares of the Common Stock following such exercise. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of the Warrant with respect to which the determination of such proviso is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining Warrant beneficially owned by the holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder and its affiliates. Except as set forth in the

                                       3
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preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. The Holder may waive the foregoing limitations by written notice to the Company upon not less than 61 days prior notice (with such waiver taking effect only upon the expiration of such 61 day notice period).


            ARTICLE  3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.
                        --------------------------------------------

          3.1  Representations and Warranties.  The Company hereby represents
               ------------------------------
and warrants to the Holder as follows:

               (a) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully-paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws, and not subject to any pre-emptive rights.

               (b) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and has the full power and authority to issue this Warrant and to comply with the terms hereof. The execution, delivery and performance by the Company of its obligations under this Warrant, including, without limitation, the issuance of the Shares upon any exercise of the Warrant have been duly authorized by all necessary corporate action. This Warrant has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting enforceability of creditors' rights generally and except as the availability of the remedy of specific enforcement, injunctive relief or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

               (c) The Company is not subject to or bound by any provision of any certificate or articles of incorporation or by-laws, mortgage, deed of trust, lease, note, bond, indenture, other instrument or agreement, license, permit, trust, custodianship, other restriction or any applicable provision of any law, statute, rule, regulation, judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator which could prevent or be violated by or under which there would be a default (or right of termination) as a result of the execution, delivery and performance by the Company of this Warrant.

               (d) The Company is eligible to issue securities exempt from registration pursuant to Regulation S promulgated under the Securities Act.


                  ARTICLE  4. REPRESENTATIONS OF THE HOLDER.
                              -----------------------------

          4.1  Representations and Warrants.  The Holder hereby represents and
               ----------------------------
warrants to the Holder as follows:


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          The Holder is not a "U.S. person" within the meaning of Regulation S.
In general, "U.S. person" means (A) any natural person resident in the United States; (B) any partnership or corporation organized or incorporated under the laws of the United States; (C) any estate of which any executor or administrator is a U.S. person; (D) any trust of which any trustee is a U.S. person; (E) any agency or branch of a foreign entity located in the United States; (F) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (G) any partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction, and (ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) promulgated under the Act who are not natural persons, estates or trusts. For purposes of this Agreement, the United States includes the United States of America, its territories and possessions, any state of the United States and the district of Columbia.

          (b) The Holder is not organized under the laws of any jurisdiction within the United States, its territories or possessions, and was not formed for the purpose of investing in Regulation S securities; (ii) at the time this Warrant was acquired by Holder and the time this Warrant was executed and any offer to purchase this Warrant or the Underlying Shares hereunder was made, the Holder was physically outside the United States; (iii) the Holder has acquired this Warrant and the Underlying Shares (the Warrant and the Underlying Shares are herein collectively referred to as the "Securities") for its own account and not on behalf of or for the benefit of any U.S. person and the sale of the Securities has not been prearranged with any buyer in the United States; (iv) the Holder hereby agrees that to its knowledge all offers and sales of the Securities prior to the expiration of a period commencing on the date hereof and ending forty days thereafter (the "Restricted Period") shall not be made to U.S. persons or for the account or benefit of U.S. Persons and shall otherwise be made in compliance with the provisions of Regulation S. The Holder is not a distributor or dealer.

          (c) The Holder is acquiring this Warrant and the Underlying Shares for its own account for investment and not as a nominee and not with a view to the distribution thereof. Holder represents and warrants to the Company that it has no preexisting plan to sell the Warrant or the Underlying Shares in the United States at any particular time following the expiration of the Restricted Period. Holder covenants that neither Holder nor its affiliates nor any person acting on its or their behalf has the intention of entering, or will enter, during the Restricted Period, into any put option, short position or other similar instrument or position with respect to the Underlying Shares or securities of the same class as the Underlying Shares and neither Holder nor any of its affiliates nor any person acting on its or their behalf will use at any time Underlying Shares acquired pursuant to this Agreement or upon conversion of the shares to settle any put option, short position or other similar instrument or position that may have been entered into prior to the execution of this Agreement.

                           ARTICLE  5. MISCELLANEOUS.
                                       -------------

          5.1  Transfer.  This Warrant may not be transferred or assigned, in
               --------
whole or in part, at any time, except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of an investment representation letter and a legal opinion reasonably satisfactory to the Company) and the Company will refuse to register any transfer of this Warrant or the Underlying Shares not made in accordance with the provisions of Regulation S. This Warrant may not be transferred or assigned such that either the Holder or any transferee will, following such transfer or assignment, hold a Warrant for the right to purchase fewer than 5,000 Shares.

          5.2  Transfer Procedure.  Subject to the provisions of Section 5.1,
               ------------------
Holder may transfer or assign this Warrant by giving the Company notice setting forth the name, address and taxpayer identification number of the transferee or assignee, if applicable (the "Transferee") and surrendering this Warrant to the Company for reissuance to the Transferee (and the Holder, in the event of a transfer or assignment of this Warrant in part). (Each of the persons or entities in whose name any such new Warrant shall be issued are herein referred to as a "Holder").

          5.3  Loss, Theft, Destruction or Mutilation.  If this Warrant shall
               --------------------------------------
become mutilated or defaced or be destroyed, lost or stolen, the Company shall execute and deliver a new Warrant in exchange for and upon surrender and cancellation of such mutilated or defaced Warrant or, in lieu of and in substitution for such Warrant so destroyed, lost or stolen, upon the Holder filing with the Company evidence satisfactory to it that such Warrant has been so mutilated, defaced, destroyed, lost or stolen. However, the Company shall be entitled, as a condition to the execution and delivery of such new Warrant, to demand indemnity satisfactory to it and payment of the expenses and charges incurred in connection with the delivery of such new Warrant. Any Warrant so surrendered to the Company shall be canceled.

          5.4  Notices.  All notices and other communications from the Company
               -------
to the Holder or vice versa shall be deemed delivered and effective when given personally, by facsimile transmission and confirmed in writing or mailed by first-class registered or certified mail, postage prepaid at such address and/or facsimile number as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or the Holder from time to time.

          5.5  Waiver.  This Warrant and any term hereof may be changed, waived,
               ------
or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

          5.6  Governing Law.  This Warrant shall be governed by and construed
               -------------
in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law.

Dated: August 1, 1997
                              D-Vine, Ltd.

                              By: ________________________

                              Name: ______________________

                              Title: President
                                     ----------------------

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                                  APPENDIX 1

                              NOTICE OF EXERCISE
                              ------------------


          1. The undersigned hereby elects to purchase ______ shares of the Common Stock of D-Vine, Ltd. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

          2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

          The undersigned (the "Holder") hereby represents that:

          The Holder is not a "U.S. person" within the meaning of Regulation S. In general, "U.S. person" means (A) any natural person resident in the United States; (B) any partnership or corporation organized or incorporated under the laws of the United States; (C) any estate of which any executor or administrator is a U.S. person; (D) any trust of which any trustee is a U.S. person; (E) any agency or branch of a foreign entity located in the United States; (F) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (G) any partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction, and (ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) promulgated under the Act who are not natural persons, estates or trusts. For purposes of this Agreement, the United States includes the United States of America, its territories and possessions, any state of the United States and the district of Columbia.

               (b) The Holder is not organized under the laws of any jurisdiction within the United States, its territories or possessions, and was not formed for the purpose of investing in Regulation S securities; (ii) at the time this Warrant was acquired by Holder and the time this Warrant was executed and any offer to purchase this Warrant or the Underlying Shares hereunder was made, the Holder was physically outside the United States; (iii) the Holder has acquired this Warrant and the Underlying Shares (the Warrant and the Underlying Shares are herein collectively referred to as the "Securities") for its own account and not on behalf of or for the benefit of any U.S. person and the sale of the Securities has not been prearranged with any buyer in the United States;
(iv) the Holder hereby agrees that to its knowledge all offers and sales of the Securities prior to the expiration of a period commencing on the date hereof and ending one year thereafter (the "Restricted Period") shall not be made to U.S. persons or for the account or benefit of U.S. Persons and shall otherwise be made in compliance with the provisions of Regulation S. The Holder is not a distributor or dealer.

               (c) The Holder is acquiring this Warrant and the Underlying Shares for its own account for investment and not as a nominee and not with a view to the distribution thereof. Holder represents and warrants to the Company that it has no preexisting plan to sell the Warrant or the Underlying Shares in the United States at any particular time following the expiration of the Restricted Period. Holder covenants that neither Holder nor its affiliates nor any person acting on its or their behalf has the intention of entering, or will enter, during the Restricted Period, into any put option, short position or other similar instrument or position with respect to the Underlying Shares or securities of the same class as the Underlying Shares and neither Holder nor any of its affiliates nor any person acting on its or their behalf will use at any time Underlying Shares acquired pursuant to this Agreement or upon conversion of the shares to settle any put option, short position or other similar instrument or position that may have been entered into prior to the execution of this Agreement.

               (d) it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.


                                              ___________________________
                                                       (Signature)



_____________
    (Date)

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